Exhibit 99.1

WhiteHorse Finance, Inc. Declares Quarterly Dividend

NEW YORK, NY — (December 17, 2012) – WhiteHorse Finance, Inc. (the “Company”) (NASDAQ: WHF) today announced that its Board of Directors has declared a dividend of $0.108 per share in respect of the quarter ending December 31, 2012. This dividend reflects a quarterly rate of $0.355 per share, proportionally reduced to reflect the number of days in the fourth quarter after the pricing of the Company’s Initial Public Offering. The dividend will be payable on January 8, 2013 to stockholders of record as of December 28, 2012.

Distributions are paid from taxable earnings and may include return of capital and/or capital gains. The specific tax characteristics of the distribution will be reported to stockholders on Form 1099 after the end of the calendar year and in the Company’s periodic report filed with the Securities and Exchange Commission.

ABOUT WHITEHORSE FINANCE, INC.

WhiteHorse Finance, Inc. is a business development company that originates and invests in loans to privately held small-cap companies across a broad range of industries. The Company’s investment activities are managed by its investment adviser, H.I.G. WhiteHorse Advisers, LLC, an affiliate of H.I.G. Capital, L.L.C. (“H.I.G. Capital”). H.I.G. Capital is a leading global alternative asset manager managing over $10 billion of capital as of September 30, 2012 across a number of funds focused on the small-cap market. For more information about H.I.G. Capital, please visit http://www.higcapital.com. For more information about the Company, please visit http://www.whitehorsefinance.com.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact:

Alastair Merrick

(212) 506 0500

amerrick@whitehorsefinance.com